UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Soliciting Material Under Rule 14a-12

NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified in Its Charter)

IROQUOIS CAPITAL MANAGEMENT, LLC IROQUOIS MASTER FUND LTD. JOSHUA SILVERMAN RICHARD ABBE JOHN G. COBURN DANIEL H. MCCOLLUM
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 20, 2014

IROQUOIS MASTER FUND LTD.

___________________, 2014

Dear Fellow NHLD Stockholder:

Iroquois Master Fund Ltd. (“Iroquois Master Fund”), together with the other participants named herein (collectively, “Iroquois” or “we”), are the beneficial owners of an aggregate of 7,298,623 shares of common stock, par value $0.02 per share (the “Common Stock”), of National Holdings Corporation, a Delaware corporation (“NHLD” or the “Company”), representing approximately 5.9% of the outstanding shares of Common Stock.  For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests.  We are seeking your support for the election of our three nominees at the annual meeting of stockholders scheduled to be held at the offices of Troutman Sanders LLP located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 on ______, _____ __, 2014 at 10:00 a.m., eastern time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  We are seeking representation on the Board to try to ensure that the best interests of stockholders are being looked after in all Board decisions and that the Board has established the appropriate procedures for evaluating any acquisition proposals or strategic alternatives.  We believe the Board would benefit from the addition of our nominees, who have appropriate and relevant skill sets, as well as a shared objective of enhancing value for the benefit of all NHLD stockholders. The individuals we have nominated are highly-qualified, capable and ready to serve stockholders to help make NHLD a stronger, more profitable, and ultimately more valuable company.

Our interests are fully aligned with the interests of all NHLD stockholders. We believe there is significant value to be realized at NHLD.  However, we are concerned that the Board is not taking the appropriate action to unlock value for the benefit of all stockholders. Given this historic M&A opportunity and the Company’s lack of transparency in communicating to shareholders any value enhancing plans with respect to a sale process or as a standalone company, we strongly believe that the Board must be reconstituted to ensure that the interests of the stockholders, the true owners of the Company, are appropriately represented in the boardroom, and that the Board takes the necessary steps to help the Company’s stockholders realize maximum value for their investment.

We are one of the largest independent stockholders of the Company and are seeking to elect three (3) directors on an eleven-member Board to ensure that the Board is fully committed to a plan to enhance value during this critical window of opportunity.  The Company has a classified Board, which is currently divided into three classes.  The terms of five (5) Class I directors expire at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our three (3) nominees in opposition to the Company’s director nominees for terms ending in 2017.  Iroquois believes that any attempt to increase or decrease the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve would constitute an improper manipulation of NHLD’s corporate machinery.  Your vote to elect our nominees will have the legal effect of replacing three of the Company’s directors with our nominees.  If elected, there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to enhance shareholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed [COLOR] proxy card today.  The attached Proxy Statement and the enclosed [COLOR] proxy card are first being furnished to the stockholders on or about ____________, 2014.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Innisfree M&A Incorporated, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

/s/ Joshua Silverman

Joshua Silverman
Iroquois Master Fund Ltd.

If you have any questions, require assistance in voting your [COLOR] proxy card, or need additional copies of Iroquois’ proxy materials,
please contact Innisfree at the phone numbers listed below.

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders call toll free at (888) 750-5834
Banks and Brokers may call collect at (212) 750-5833

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 20, 2014

2014 ANNUAL MEETING OF STOCKHOLDERS
OF
NATIONAL HOLDINGS CORPORATION
_________________________

PROXY STATEMENT
OF
IROQUOIS MASTER FUND LTD.
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED [COLOR] PROXY CARD TODAY

Iroquois Master Fund Ltd. (“Iroquois Master Fund”), together with the other participants named herein (collectively, “Iroquois” or “we”) are significant stockholders of National Holdings Corporation, a Delaware corporation (“NHLD” or the “Company”), owning approximately 5.9% of the outstanding shares of common stock, par value $0.02 per share (the “Common Stock”), of the Company. We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the interests of the independent stockholders of the Company are appropriately represented in the boardroom.  We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value.  We are seeking your support at the annual meeting of stockholders scheduled to be held at the offices of Troutman Sanders LLP located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 on ______, _____ __, 2014 at 10:00 a.m., eastern time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
To elect Iroquois’ three (3) director nominees, Richard Abbe, John G. Coburn and Daniel H. McCollum, (each a “Nominee” and, collectively, the “Nominees”), to the Board to serve until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To approve an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of Common Stock from 150,000,000 shares to 250,000,000 shares;

3.
To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Common Stock at a split ratio of not less than one-for-eight and not more than one-for-twenty, to be effective, if at all, at such time as the Company’s Board shall determine in its sole discretion; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This Proxy Statement is soliciting proxies to elect not only our three Nominees, but also the candidates who have been nominated by the Company other than _______________, _______________, and _______________.  This gives stockholders who wish to vote for our Nominees the ability to vote for a full slate of five nominees in total.  As of the date hereof, the members of Iroquois and the Nominees collectively own 7,298,623 shares of Common Stock (the “Iroquois Group Shares”).  We intend to vote the Iroquois Group Shares FOR the election of the Nominees, [FOR/AGAINST] the approval of the amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock, and [FOR/AGAINST] the amendment to the Company’s certificate of incorporation to accomplish the reverse stock split of Common Stock, as described herein.

The Company has set the close of business on March __, 2014 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 1200 North Federal Highway, Suite 400, Boca Raton, Florida 33432.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were ________ shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY IROQUOIS AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH IROQUOIS IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED [COLOR] PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

IROQUOIS URGES YOU TO SIGN, DATE AND RETURN THE [COLOR] PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED [COLOR] PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our [COLOR] proxy card are available at
[_______________________]

______________________________

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  Iroquois urges you to sign, date, and return the enclosed [COLOR] proxy card today to vote FOR the election of the Nominees and in accordance with Iroquois’ recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed [COLOR] proxy card and return it to Iroquois, c/o Innisfree M&A Incorporated (“Innisfree”), in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a [COLOR] voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our three Nominees only on our [COLOR] proxy card.  So please make certain that the latest dated proxy card you return is the [COLOR] proxy card.

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022 Stockholders call toll free at (888) 750-5834 Banks and Brokers may call collect at (212) 750-5833

Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•
In December 2012, prior to Iroquois’ investment in NHLD, Richard Abbe, one of the founding members of Iroquois, met with Mark D. Klein, Chief Executive Officer and Co-Executive Chairman of NHLD, to discuss Iroquois’ investment in NHLD.  During the meeting, Mr. Klein stated that his interests were completely aligned with the Company’s stockholders.  Mr. Klein further stated that this was the reason the Company was not including warrants in the private placement because Mr. Klein and Robert B. Fagenson, Co-Executive Chairman of NHLD, would not be receiving any options. On June 7, 2013, however, Mr. Klein was awarded 5,700,000 stock options and on June 20, 2013, Mr. Fagenson was awarded 1,500,00 stock options.

•	On January 31, 2013 and August 29, 2013, Iroquois purchased shares of Common Stock from the Company in private placement transactions.

•	On September 23, 2013, Iroquois filed a Schedule 13G with respect to its ownership of shares of Common Stock.

•
On November 21, 2013, Iroquois filed a Schedule 13D (converting from a Schedule 13G) with respect to its ownership of shares of Common Stock and disclosed that it may have meetings or conversations with the Company and its management, members of the Company’s Board, other stockholders and other persons, including potential strategic partners and others in the Company’s industry, to discuss matters related to the Company, including transactions the Company could consider that may enhance or maximize stockholder value.  Furthermore, by converting to a Schedule 13D, Iroquois indicated that it may, among other things, increase its ownership stake in the Company, influence control of the Company, and seek to have the Company undertake a change in control or other extraordinary transaction.  Prior to filing the Schedule 13D with the SEC, Joshua Silverman, one of the founding members of Iroquois, and Mr. Abbe called Mr. Klein informing him that Iroquois was going to file a Schedule 13D. During this conversion, Messrs. Silverman and Abbe told Mr. Klein that the Schedule13D should not be considered hostile assuming that the Company were to begin communicating to stockholders the Company’s efforts to take advantage of the recent M&A opportunity available to the Company or otherwise the details of the Company’s operational plan as a standalone company.

•	In early December 2013, Mark Goldwasser, President of NHLD, met with Messrs. Silverman and Abbe at Iroquois’ office during which they discussed NHLD’s business.

•
On December 9, 2013, Messrs. Klein and Fagenson met with Messrs. Silverman and Abbe at Mr. Klein’s office during which Messrs. Klein and Fagenson defended their position as part-time employees of NHLD with part-time employee contracts and reiterated their commitment to the Company.   Additionally, Messrs. Silverman and Abbe noted the recent M&A activity in the Company’s industry and expressed their concerns that this critical M&A window of opportunity will not be perpetual.

•	On December 14, 2013, Mr. Goldwasser spoke with Mr. Abbe about NHLD’s business at a social event.

•	On December 30, 2013, NHLD announced a conference call scheduled for January 9, 2014, to provide shareholders with an update on NHLD’s future growth strategy.

•	On January 9, 2014, NHLD cancelled its previously scheduled conference call regarding NHLD’s future growth strategy an hour before it was scheduled to begin.

•
Also on January 9, 2014, Iroquois sent a proposed press release to NHLD which provided, among other things, that NHLD should explore strategic alternatives and dramatically expand on its stand-alone business strategy.  Immediately upon receiving the draft press release from Iroquois, management of NHLD reached out to schedule a meeting with Iroquois, which was set for January 14, 2014.  The press release was never publicly issued by Iroquois.

•
On January 14, 2014, Messrs. Klein and Fagenson met at Iroquois’ office with Messrs. Silverman and Abbe. Mr. Klein’s assistant emailed a confidentiality agreement to Mr. Silverman five (5) minutes prior to the meeting asking for an eighteen (18) month lock-up by Iroquois. During the course of the meeting, Messrs. Silverman and Abbe expressed their view that NHLD should better communicate a sale process. Messrs. Klein and Fagenson asked if Iroquois would sign the confidentiality agreement, which NHLD felt was necessary to discuss ways to better communicate how NHLD is working to participate in the current historic M&A activity.  Iroquois suggested that an eighteen (18) month timeline was not realistic or standard for an investor lock-up provision and more importantly, that it was an unacceptable amount of time for a company with a proper sense of urgency in this current M&A environment. Accordingly, Iroquois did not sign the confidentiality agreement. At the conclusion of the meeting, Mr. Fagenson proceeded to leave stating that he need not take any criticism and Mr. Klein suggested that the Company looked forward to a more public discussion.

•
On February 7, 2014, Iroquois delivered a letter to the Company (the “Nomination Letter”) nominating Messrs. Abbe, Coburn and McCollum as director candidates for election to the Board at the Annual Meeting.

•
On February 10, 2014, Messrs. Klein and Fagenson had a conference call with Messrs. Silverman and Abbe during which the Nominees were discussed. Messrs. Klein and Fagenson then expressed their belief that it was unfair to suggest that they weren’t full-time employees of NHLD even though their contracts suggested otherwise and that other executives expressed similar concerns.  Messrs. Klein and Fagenson also stated that they understood it was their legal obligation to discuss Iroquois’ candidates with the full Board.

•
During the period from February 11, 2014 through February 23, 2014, Messrs. Klein and Fagenson had three telephone conversations with Messrs. Silverman and Abbe during which the contents of Iroquois’ Schedule 13D and the Nominees were discussed.  During the last conversation, Messrs. Klein and Fagenson asked Iroquois to consider limiting its public comments on NHLD for one week to give the Company a chance to re-evaluate its communications strategy with its shareholders.

•
On March 6, 2014, Iroquois sent a letter to Mr. Klein and the Board and also issued a press release expressing its belief that recent unprecedented levels of M&A activity involving independent broker-dealers has created a window of opportunity for the Company to achieve maximum value for stockholders through a sale of the Company.  In the letter, Iroquois also expressed its serious concerns with the Company’s lack of transparency in communicating its plans to either seize this M&A opportunity or to otherwise maximize value for stockholders as a standalone entity.  Iroquois also urged the Board and management to disclose details of deliberations regarding any third party acquisition offers NHLD may have received.  Iroquois further stated in the letter that it has nominated a slate of three highly qualified director nominees to the Board for election at the Annual Meeting and remains fully prepared to seek Board representation to ensure stockholder interests are protected.

•
On March 7, 2014, Messrs. Klein and Fagenson had a conference call with Messrs. Silverman and Abbe during which the contents of the letter that Iroquois sent to the Board and the press release that Iroquois issued on March 6, 2014 were discussed.  Messrs. Klein and Fagenson also invited another member of the Board, Frank Plimpton, to join the call.  Mr. Plimpton expressed his concern that Messrs. Klein and Fagenson had informed him that Iroquois was unwilling to enter into a confidentiality agreement. Mr. Silverman explained that the proposed eighteen (18) month timeline was not realistic or standard.  Mr. Plimpton responded that he had not been informed of the length of the proposed confidentiality agreement by Messrs. Klein and Fagenson.

•	On March 10, 2014, NHLD filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”).

REASONS FOR THE SOLICITATION

WE BELIEVE THAT CHANGE IS NEEDED NOW ON THE NHLD BOARD

We are soliciting your support to elect our Nominees at the Annual Meeting because we are concerned that the Board, as currently composed, has failed to provide a strategic vision to outline the steps necessary to enhance stockholder value at NHLD.  We believe our Nominees would bring significant and relevant experience, new insight and fresh perspectives to the Board.  If elected, our Nominees are committed to working constructively with the other members of the Board and using their experience to help effect more prudent and thoughtful decision making, thus helping management to execute a successful strategic plan for NHLD to maximize value for the benefit of all stockholders.

We Believe Recent Unprecedented Levels of M&A Activity Involving Independent Broker-Dealers Has Created a Window of Opportunity for NHLD to Achieve Maximum Value Through a Sale

We invested in the Company because we believe the stock represents compelling value.  We continue to believe that NHLD’s current market price does not fully reflect the Company’s intrinsic value.  There has been a high level of M&A-related activity involving independent broker-dealers over the past six (6) months.  We strongly believe that this M&A activity has created a window of opportunity for the Company to realize superior value for stockholders through a negotiated transaction, including a sale of the Company.  We have serious concerns, however, regarding the Company’s lack of transparency in communicating to stockholders whether the Company is taking the appropriate actions to seize this M&A opportunity or, alternatively, whether the Company has a strategic plan to maximize value for stockholders operating as a standalone entity.

Furthermore, based on our discussions with other NHLD stockholders and analysts, we believe there is quite a bit of speculation that the Company may be in receipt of third party offers or indications of interest to acquire the Company at a premium.  We strongly believe that the Board and management of NHLD should disclose the details of deliberations regarding any acquisition offers that the Company has received in the recent past and are seriously troubled by the Company’s failure to disclose any such details to date.  At the very least, we believe the Board should confirm for stockholders that it has taken the proper steps to establish an independent committee to fairly evaluate any strategic alternative or proposals.  We therefore question whether the Board truly understands the critical window of opportunity that currently presents itself to the Company as evidenced by the Board’s proposed eighteen (18) month confidentiality agreement and failure to provide any disclosure regarding the review process to date.

We are likewise concerned with the Company’s lack of transparency in disclosing a comprehensive plan to maximize value for stockholders operating as a standalone entity.  We note, for example, that the Company’s recently reported Q1 2014 financial results seemed to include little, if any, information regarding management’s current or future plans to grow and create value for NHLD as a standalone company.

Furthermore, we are troubled by the Company’s lack of strategic communication regarding its proposals to amend its Certificate of Incorporation (the “Charter”) to (i) increase the total of number of authorized shares of Common Stock from 150,000,000 to 250,000,000 and (ii) to effect a reverse stock split of the shares of Common Stock.  While we are concerned with the Company’s lack of strategic communication regarding the Charter amendments, we believe that once properly defined as part of a carefully articulated strategic plan, these Charter amendments may be necessary for the Company to grow its business and compete successfully in the marketplace given the Company’s low margins.  These actions are imperative to prevent a future capital raise or reverse stock split from creating confusion in the marketplace.  We therefore believe this is a critical time for the Company and that stockholder representation on the Board is imperative at this juncture.

We further believe the Company must identify far superior ways to increase margins and effectively compete in the marketplace than it has demonstrated to date, and that management needs to better communicate its strategy to stockholders during this critical time.  We are extremely disappointed by the Board’s failure to address management’s lack of transparency to stockholders regarding its value maximizing plans and therefore question whether the Board is ready for the challenges that we believe undoubtedly lie ahead.

We Have Concerns Regarding the Influence and Non-Independence of the Company’s Co-Chairmen

We have serious concerns with the lack of independence among members of the Board and question their ability to provide effective oversight of the Company.  We note that only six (6) out of the eleven (11) directors currently serving on the Board are considered independent by the Company.  In fact, Institutional Shareholder Services (“ISS”), one of the leading proxy advisory firms, noted in its 2013 Report on NHLD that “investors generally prefer that independent directors be a substantial majority of the company’s board.”  We agree that the NHLD Board should be comprised of more independent directors and believe that direct stockholder representation is the best way to ensure stockholders interests are being protected.

We are likewise troubled by the fact that the roles of the Chairman and CEO are not separated and that the Company has not appointed an independent Chairman of the Board.  In fact, we note that the Board contains two non-independent Co-Chairmen, Messrs. Klein and Fagenson.  According to the Company’s proxy statement, Mr. Fagenson entered into an independent contractor agreement with National Securities Corporation, a subsidiary of the Company, in February 2012 pursuant to which in exchange for establishing and maintaining a branch office in New York (the “Branch”), Mr. Fagenson receives 50% of any net income accrued at the Branch and his daughter, Stephanie Fagenson, is receiving an annual salary of $72,000.  Furthermore, we question Mr. Klein’s ability to objectively oversee the Board as a result of the Company’s hiring of the Klein Group during fiscal year 2013 to perform certain evaluation services and to advise the Board on corporate actions.  The principal officer of the Klein Group is Mr. Klein’s brother.   In light of these positions, we seriously question whether the loyalty of Messrs. Fagenson and Klein lie with the Company or instead, pursuant to their fiduciary duties, with protecting the stockholders of NHLD.  We view an independent Chairman as better able to oversee the executives of the Company and set a pro-stockholder agenda without management, and consequently, without conflicts that an executive insider or affiliated director might face.  In our view this would, in turn, lead to a more proactive and effective Board.

Equally as troubling is the fact that Mr. Klein serves as a non-independent member of NHLD’s Nominating Committee.   ISS specifically stated that the “presence of non-independent directors on key committees may diminish a committee’s ability to oversee management objectively.”  We agree with ISS and believe that all key committees should be fully independent to ensure effective monitoring of such critical functions of the Company.

We Are Concerned with NHLD’s Classified Board Structure

We are also concerned with NHLD’s classified Board structure, which we believe to be a key feature of poor corporate governance that severely limits the ability of stockholders to seek effective change at NHLD.  NHLD’s classified Board is currently divided into three classes with directors in each class elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of stockholders.  We strongly believe that directors should be elected annually in order to ensure director accountability.  In our view, the annual election of directors enables stockholders to register their views on each director and the Board as a whole at each annual meeting and increases the attractiveness of a company to new and potentially strategic investors.

OUR THREE NOMINEES HAVE THE EXPERIENCE, QUALIFICATIONS AND COMMITMENT NECESSARY TO FULLY EXPLORE AVAILABLE OPPORTUNITIES TO UNLOCK VALUE FOR STOCKHOLDERS

We have identified three highly-qualified, independent directors with valuable and relevant business and financial experience who we believe will bring a fresh perspective into the boardroom and would be extremely helpful in evaluating and executing on initiatives to unlock value at the Company. Further, we believe that the M&A opportunities available to NHLD at this critical time for the future of the Company warrants the addition of direct stockholder representatives on the Board, whose interests are closely aligned with those of all stockholders and who will work constructively with the other members of the Board to protect the best interests of NHLD’s stockholders.

Richard Abbe is the Co-founder, and is a Principal and Managing Partner of Iroquois Capital Management, LLC, the Registered Investment Advisor to Iroquois Capital LP and Iroquois Capital (offshore) Ltd. (collectively, "Iroquois Capital").  Mr. Abbe has served as Co-Chief Investment Officer of Iroquois Capital since inception in 2003.  Previously, Mr. Abbe co-founded and served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank.  Prior to that, he was employed by Lehman Brothers and served as Senior Managing Director at Gruntal & Company, LLC, where he also served on the firm's Board of Directors.  Mr. Abbe also previously served as Founding Partner at Hampshire Securities.  Mr. Abbe’s extensive knowledge of the capital markets and experience in matters involving corporate governance would make him a valuable asset to the Board.

John G. Coburn serves as Chairman and Chief Executive Officer of VT Systems, Inc., an engineering group providing solutions and services in the aerospace, electronics, land systems and marine sectors.  Previously General Coburn served in the United States Army for 39 years in various logistics positions.  His last assignment in the United States Army was as commanding general of the United States Army Material Command (AMC).  General Coburn currently serves as a director of LRAD Corporation. General Coburn’s extensive executive management experience as well as his senior military leadership experience and logistics, procurement and program development background would make him a valuable asset to the Board.

Daniel H. McCollum is a Managing Director in the Investment Office of Brown University in Providence, RI, which is responsible for the University's $3 billion Endowment.  Previously, Mr. McCollum was a Managing Director at Narragansett Asset Management, LLC, where he helped manage a portfolio of equity and high yield debt securities across all industries and geographies.  Prior to that, Mr. McCollum helped found a value / event driven fund focused on long / short debt and equity investing by the name of Rivcap Partners LP and worked at Bank of America, where he invested its proprietary capital in loans, bonds, equities and distressed securities.  Mr. McCollum’s extensive experience and knowledge of the capital markets gained over many years of managing investments would make him a valuable asset to the Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company has a classified Board, which is currently divided into three classes.  The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of shareholders.  We believe that five (5) Class I directors are up for election at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s director nominees for terms ending in 2017.  Your vote to elect such Nominees will have the legal effect of replacing three of the Company’s directors with the Nominees.  If elected, such Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance shareholder value.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below.  This information has been furnished to us by the Nominees.  All of the Nominees are citizens of the United States.

Richard Abbe, age 43, is the Co-founder, and is a Principal and Managing Partner of Iroquois Capital Management, LLC (“Iroquois Capital Management”), the Registered Investment Advisor to Iroquois Capital LP and Iroquois Capital (offshore) Ltd. (collectively, “Iroquois Capital”).  Mr. Abbe has served as Co-Chief Investment Officer of Iroquois Capital since inception in 2003.  From 2000 to 2003, Mr. Abbe co-founded and served as Co-Chief Investment Officer of Vertical Ventures, LLC, a merchant bank.  Prior to 2000, he was employed by Lehman Brothers in Equity Middle Market Institutional Sales.  From 1998 to November 1999, Mr. Abbe was a Senior Managing Director at Gruntal & Company, LLC, where he was responsible for its Institutional Sales and Trading desk and served on the firm’s Board of Directors.  From 1994 to 1998, he was a Founding Partner at Hampshire Securities, which was sold to Gruntal & Company in 1998.  While at Hampshire Securities, Mr. Abbe was instrumental in the development of a start-up investment bank as its revenues grew during a four-year period from zero to US$35 million as it employed over 120 people.  Mr. Abbe served on the Board of Trustees of Hobart and William Smith Colleges and as Vice Chairman of the Investment Committee at Hobart College from 2002 through 2013.  He received his B.A. from Hobart University in 1992.

Iroquois believes that Mr. Abbe’s extensive knowledge of the capital markets and experience in matters involving corporate governance would make him a valuable asset to the Board.

John G. Coburn, age 72, has served as Chairman and Chief Executive Officer of VT Systems, Inc., an engineering group providing solutions and services in the aerospace, electronics, land systems and marine sectors, since November 2001.  Prior to joining VT Systems, General Coburn served in the United States Army for 39 years in various logistics positions.  His last assignment in the United States Army was as commanding general of the United States Army Material Command (AMC).  General Coburn has served as a director of LRAD Corporation (LRAD:NasdaqCM) since July 2013.  General Coburn was nominated by Iroquois for election to the LRAD Corporation board of directors at the 2013 annual meeting of shareholders and joined the board of directors pursuant to a settlement agreement between Iroquois and LRAD Corporation.  General Coburn is a distinguished military graduate of Eastern Michigan University where he was commissioned as a second lieutenant in the infantry.  General Coburn holds a B.A. in Education from Eastern Michigan University, a master’s degree in Political Science from the University of Kansas, a J.D. from the University of Missouri, and an honorary Ph.D. from Eastern Michigan University.

Iroquois believes that General Coburn’s extensive executive management experience as well as his senior military leadership experience and logistics, procurement and program development background would make him a valuable asset to the Board.

Daniel H. McCollum, age 39, is a Managing Director in the Investment Office of Brown University in Providence, RI, a position which he has held since July 2013.  The Investment Office of Brown University is responsible for the University’s $3 billion Endowment.  From 2008 through 2013, Mr. McCollum was a Managing Director at Narragansett Asset Management, LLC where he helped manage a portfolio of equity and high yield debt securities across all industries and geographies.  From 2007 through 2008, Mr. McCollum helped found a value / event driven fund focused on long / short debt and equity investing by the name of Rivcap Partners LP.  From 2003 through 2007, Mr. McCollum worked at Bank of America and invested its proprietary capital in loans, bonds, equities and distressed securities. He also structured and sold high yield bond transactions at Bank of America and executed leveraged buyout transactions for multinational private equity firms at Deutsche Bank.  Mr. McCollum has a B.A. in Economics from the University of California at Berkeley and an M.B.A. from the Columbia Business School.

Iroquois believes that Mr. McCollum’s extensive experience and knowledge of the capital markets gained over many years of managing investments would make him a valuable asset to the Board.

Mr. Abbe’s principal business address is c/o Iroquois Capital Management LLC, 641 Lexington Avenue, 26th Floor, New York, New York 10022.  General Coburn’s principal business address is 99 Canal Center Plaza, Suite 220, Alexandria, Virginia 22314.  Mr. McCollum’s principal business address is PO Box 1611, Providence, Rhode Island 02901.

As of the date hereof, Mr. Abbe does not directly own any securities of the Company. Mr. Abbe, by virtue of his position as a managing member of Iroquois Capital Management may be deemed the beneficial owner of the 7,121,955 shares of Common Stock owned directly by Iroquois Master Fund.  Additionally, Mr. Abbe,  as a custodian or trustee of certain trusts or accounts established for the benefit of his children or other relatives (the "Trust Accounts"), may also be deemed the beneficial owner of the 166,668 shares of Common Stock held in the Trust Accounts.

As of the date hereof, Mr. Coburn directly owned 10,000 shares of Common Stock.

As of the date hereof, Mr. McCollum did not directly own any shares of Common Stock.

Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly may be deemed to beneficially own the shares of Common Stock owned directly by the other members of the Group.  Each of the Nominees specifically disclaims beneficial ownership of such shares of Common Stock that he does not directly own.  For information regarding purchases and sales during the past two years by the Nominees and by the members of the Group of securities of the Company that may be deemed to be beneficially owned by the Nominees, see Schedule I.

Iroquois Master Fund and certain of its affiliates have signed letter agreements, pursuant to which they agree to indemnify each of Mr. McCollum and General Coburn against claims arising from the solicitation of proxies from the Company stockholders in connection with the Annual Meeting and any related transactions.

On February 11, 2014, Iroquois Master Fund, Iroquois Capital Management, Joshua Silverman, Richard Abbe, John G. Coburn and Dan McCollum (collectively, the “Group”) entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, (b) the Group agreed to solicit proxies or written consents for the election of the Nominees at the Annual Meeting (the “Solicitation”), and (c) Iroquois Capital Management agreed to bear all expenses incurred in connection with the Solicitation, including approved expenses incurred by any of the parties in connection with the Solicitation, subject to certain limitations.

Other than as stated herein, and except for compensation received by Mr. Abbe as an employee of Iroquois Capital Management, there are no arrangements or understandings between members of Iroquois and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NYSE listing standards applicable to board composition, including Rule 5605(a)(2) and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under NHLD’s Amended and Restated Bylaws (the “Bylaws”) and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Iroquois that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED [COLOR] PROXY CARD.

PROPOSAL NO. 2

AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 250,000,000

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to approve an amendment to its certificate of incorporation to increase the total number of shares of Common Stock that it is authorized to issue from 150,000,000 shares to 250,000,000 shares. The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. The number of authorized shares of the Company’s preferred stock will not be affected by this amendment to its certificate of incorporation and will be maintained at 10,000,000 shares. Accordingly, the Company is asking the stockholders to approve an amendment to the first sentence of the Fourth paragraph of the Company’s certificate of incorporation as follows:

“The total number of shares of all classes of stock which the corporation has authority to issue is Two Hundred Sixty Million (260,000,000) shares, consisting of two classes: Two Hundred Fifty Million (250,000,000) shares of Common Stock, $0.02 par value per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).”

According to the Company’s proxy statement, the affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding and entitled to vote is required to approve the amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000.

[WE MAKE NO RECOMMENDATION WITH RESPECT TO THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 150,000,000 TO 250,000,000 AND INTEND TO VOTE OUR SHARES [______] THIS PROPOSAL.]

PROPOSAL NO. 3

AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE SHARES OF COMMON STOCK

As discussed in further detail in the Company’s proxy statement, the Company is asking stockholders to approve an amendment to its certificate of incorporation to give the Board authority to effect a reverse split of the Company’s outstanding shares of Common Stock within a range of one share of Common Stock for every eight shares of Common Stock to one share of Common Stock for every twenty shares of Common Stock, with the exact reverse split ratio to be decided and publicly announced by the Board prior to the effective time of the reverse stock split amendment. As disclosed in the Company’s proxy statement, if the amendment effecting the reverse stock split proposal is approved by the stockholders, but is not implemented by the Board within twelve months from the Annual Meeting, the proposal will be deemed abandoned, without any further effect. Accordingly, the Company is asking the stockholders to approve an amendment to the Fourth paragraph of Article IV of the certificate of incorporation by adding the following new sentence after the first sentence of the Fourth paragraph, with no changes to be made to the first sentence or subsequent sentences and provisions of Article IV:

“Upon this Certificate of Amendment becoming effective pursuant to the Delaware General Corporation Law (“Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into, a smaller number of shares such that each eight to twenty shares of issued Common Stock immediately prior to the Effective Time shall be reclassified into and become one share of Common Stock, the exact reverse split ratio within such one for eight to one for twenty range to be determined by the Board of Directors of the Corporation and publicly announced by the Corporation prior to the Effective Time. Notwithstanding the foregoing, no fractional shares shall be issued and any fractional shares resulting from such conversion will be rounded up to the nearest whole number. From and after the Effective Time, certificates representing Common Stock outstanding immediately prior to the Effective Time shall represent the number of whole shares of Common Stock into which the Common Stock shall have been reclassified pursuant to the foregoing provisions, provided, however, that any dividends or other distributions that may be declared after the Effective Time with respect to the number of post-reverse split shares of Common Stock represented by that certificate will be withheld by the Corporation until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest.”

According to the Company’s proxy statement, the affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding and entitled to vote is required to approve the amendment of the Company’s certificate of incorporation to accomplish the reverse stock split of its Common Stock.

[WE MAKE NO RECOMMENDATION WITH RESPECT TO THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE SHARES OF COMMON STOCK AND INTEND TO VOTE OUR SHARES [______] THIS PROPOSAL.]

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting.  Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, Iroquois believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed [COLOR] proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, [FOR/AGAINST] the approval of the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 250,000,000, and [FOR/AGAINST] the amendment to the Company’s certificate of incorporation to accomplish the reverse stock split of Common Stock.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate five candidates for election at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect our three Nominees. To the extent that five directors are up for election at the Annual Meeting, stockholders who vote on the enclosed [COLOR] proxy card will also have the opportunity to vote for the candidates who have been nominated by the Company other than _________, ________ and ______.  Stockholders will therefore be able to vote for the total number of directors up for election at the Annual Meeting.  Under applicable proxy rules we are required either to solicit proxies only for our Nominees, which could result in limiting the ability of stockholders to fully exercise their voting rights with respect to the Company’s nominees, or to solicit for our Nominees while also allowing stockholders to vote for fewer than all of the Company’s nominees, which enables a stockholder who desires to vote for our Nominees to also vote for certain of the Company’s nominees.  The names, backgrounds and qualifications of the Company’s nominees, and other information about them, can be found in the Company’s proxy statement.  There is no assurance that any of the Company’s nominees will serve as a director if all or some of our Nominees are elected.

While we currently intend to vote the Iroquois Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Iroquois Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders.  Stockholders should understand, however, that all shares of Common Stock represented by the enclosed [COLOR] proxy card will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted in accordance with Iroquois’ recommendations specified herein and in accordance with the discretion of the persons named on the [COLOR] proxy card with respect to any other matters that may be voted upon at the Annual Meeting

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the presence, in person or by proxy, of the holders of at least ______ shares of Common Stock, which represents a majority of the _______ shares of Common Stock outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  As disclosed in the Company’s proxy statement, your broker will not have discretionary authority to vote your shares at the Annual Meeting on the proposals relating to the election of directors, the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock or the amendment to the Company’s certificate of incorporation to accomplish the reverse stock split of Common Stock.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on the proposals relating to the election of directors, the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock or the amendment to the Company’s certificate of incorporation to accomplish the reverse stock split of Common Stock.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for non-contested and contested director elections.  As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the five nominees for director receiving the highest vote totals will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Other Proposals ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on each of the other proposals.  Broker non-votes and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for purposes of determining whether stockholder approval of a matter has been obtained. Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by stockholders, abstentions will have the same effect as negative votes for Proposals 2 and 3. Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your [COLOR] proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Iroquois’ recommendations specified herein and in accordance with the discretion of the persons named on the [COLOR] proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to Iroquois in care of Innisfree at the address set forth on the back cover of this Proxy Statement or to the Company at 1200 North Federal Highway, Suite 400, Boca Raton, Florida 33432 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Iroquois in care of Innisfree at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, Innisfree may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED [COLOR] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Iroquois.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Members of Iroquois have entered into an agreement with Innisfree for solicitation and advisory services in connection with this solicitation, for which Innisfree will receive a fee not to exceed $_________, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Innisfree will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  Iroquois has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  Iroquois will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Innisfree will employ approximately ____ persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Iroquois.  Costs of this solicitation of proxies are currently estimated to be approximately $___________.  Iroquois estimates that through the date hereof its expenses in connection with this solicitation are approximately $___________.  Iroquois intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  Iroquois does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of Iroquois are participants in this solicitation.  The principal business of Iroquois Master Fund is serving as a private investment fund. Iroquois Master Fund has been formed for the purpose of making equity investments and, on occasion, taking an active role in the management of portfolio companies in order to enhance shareholder value. The principal business of Iroquois Capital Management is serving as a registered investment adviser that provides investment advisory services to Iroquois Master Fund. The principal occupation of Mr. Silverman is serving as a managing member of Iroquois Capital Management.

The address of the principal office of each of Iroquois Master Fund, Iroquois Capital Management and Mr. Silverman is 641 Lexington Avenue, 26th Floor, New York, New York 10022.

As of the date hereof, Iroquois Master Fund directly owned 7,121,955 shares of Common Stock.  Iroquois Capital Management, as the investment advisor of Iroquois Master Fund, may be deemed the beneficial owner of the 7,121,955 shares of Common Stock directly owned by Iroquois Master Fund. Mr. Silverman, as a managing member of Iroquois Capital Management, may be deemed the beneficial owner of the 7,121,955 shares of Common Stock directly owned by Iroquois Master Fund.

Each participant in this solicitation, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 7,298,623 shares of Common Stock owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by Iroquois Master Fund were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business), except as otherwise noted in Schedule I. The shares of Common Stock purchased by the Trust Accounts were purchased with working capital with working capital in open market purchases. The shares of Common Stock purchased by General Coburn were purchased in the open market with personal funds.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Iroquois is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which Iroquois is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed [COLOR] proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2015 Annual Meeting, be received by the Company’s Corporate Secretary at National Holdings Corporation, 1200 North Federal Highway, Suite 400, Boca Raton, Florida 33432 on or before ______________, 2014.

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2015 Annual Meeting, must give written notice of that proposal to the Company’s Secretary not less than 30 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed proxy materials for the 2014 Annual Meeting. Therefore, to be presented at the 2015 Annual Meeting, such a proposal must be given on or after ____________, 201[4/5] but no later than ____________, 2015.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2015 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this proxy statement should not be construed as an admission by Iroquois that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING.  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Iroquois Master Fund Ltd.

_________________, 2014

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Transaction in Shares of Common Stock	Number of Shares Purchased/Received / (Sold)	Date of Transaction

IROQUOIS MASTER FUND LTD.

Purchase	2,500,000	08/30/2013
Purchase	2,000	08/30/2013
Purchase	8,500	09/03/2013
Purchase	132,700	09/04/2013
Purchase	15,000	09/12/2013
Purchase	20,000	09/16/2013
Sale	(25,000)	09/19/2013
Purchase	100,000	09/19/2013
Purchase	1,800,000	09/19/2013
Purchase	10,500	09/19/2013
Sale	(60,000)	09/19/2013
Purchase	250,000	09/20/2013
Purchase	60,500	09/20/2013
Purchase	2,500	09/23/2013
Purchase	58,300	09/25/2013
Sale	(15,000)	09/25/2013
Purchase	400,000	10/01/2013
Purchase	500	10/14/2013
Purchase	5,000	10/17/2013
Receipt of Shares in Merger Transaction	246,770	10/18/2013
Purchase	121,352	10/31/2013
Purchase	500	11/04/2013
Purchase	12,000	11/05/2013
Purchase	48,500	11/06/2013
Purchase	500	11/11/2013
Purchase	1,000	11/12/2013
Purchase	10,000	11/13/2013
Purchase	20,000	11/13/2013
Purchase	500	11/15/2013
Purchase	4,000	12/11/2013
Purchase	200	12/12/2013
Purchase	200	12/13/2013
Purchase	1,000	12/17/2013
Purchase	400	12/19/2013
Purchase	200	12/20/2013
Purchase	500	12/30/2013
Purchase	4,000	01/02/2014
Purchase	1,500	01/03/2014

I-1

RICHARD ABBE
(Through certain Trust Accounts for the benefit of his children and relatives)

Purchase	166,668	01/22/2013

JOHN G. COBURN

Purchase	10,000	01/27/2014

I-2

SCHEDULE II

The following table is reprinted from the preliminary proxy statement filed by National Holdings Corporation with the Securities and Exchange Commission on March 12, 2014.

Certain Beneficial Owners

The following table sets forth certain information, as of February 15, 2014, concerning the beneficial ownership of our Common Stock by:

•	each person we know to be the beneficial owner of more than 5% of our Common Stock;

•	each of our current directors;

•	each of our named executive officers;

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  To our knowledge, except as indicated by footnote the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  Shares of our Common Stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of Common Stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  The address of named beneficial owners that are officers and/or directors is: c/o National Holdings Corporation, 410 Park Ave, 14th Floor, New York, NY 10022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Mark Klein (1)	10,429,855	8.0%
Robert Fagenson (2)	9,349,179	7.6%
Richard Abbe (3)	7,298,623	5.9%
FMR LLC (4)	6,546,490	5.3%
Mark Goldwasser (5)	2,945,685	2.4%
Frederic B. Powers III (6)	1,666,667	1.4%
Leonard Sokolow	1,476,956	1.2%
Frank Plimpton	1,511,285	1.2%
Alan Levin	40,500	*
Salvatore Giardina	60,000	*
Peter Zurkow	60,000	*
William Lerner	60,000	*
James Ciocia	772,770	*
Frederick Wasserman	101,842	*
All executive officers and directors as a group (12 Persons)	28,474,739

* Less than 1%

II-1

(1)
Consists of (i) 307,094 shares of our Common Stock held directly by Mr. Klein, (ii) 5,700,000 shares of our Common Stock issuable upon exercise of vested options, and (iii) 4,422,761 shares of our Common Stock held by a company controlled by Mr. Klein; Mr. Klein has sole voting and investment power over such shares.

(2)
Consists of (i) 500,000 shares of our Common Stock issuable upon exercise of options, (ii) 166,666 shares of our Common Stock held the Trust for the benefit of Toby Fagenson, of which Mr. Fagenson is the sole Trustee and has sole voting and investment power over such shares, (iii) 8,014,627 shares of our Common Stock held by Fagenson & Co., Inc., of which Mr. Fagenson is the Chairman and Chief Executive Officer and has sole voting and investment power over such shares and (iv) 667,668 shares of our Common Stock held by National Securities Growth Partners LLC, of which Robert B. Fagenson is the President and has sole voting and investment power.

(3)
Information is based on Amendment No. 1 to Schedule 13D filed by Iroquois Capital Management, LLC, Iroquois Master Fund Ltd., Joshua Silverman, Richard Abbe, John G. Coburn and Daniel H. McCollum on February 11, 2014.  Consists of (i) 7,121,955 shares of our Common Stock over which Iroquois Capital Management, LLC, Iroquois Mast Fund Ltd. and Messrs Silverman and Abbe have shared voting and investment power, (ii) 166,670 shares of our Common Stock over which Mr. Abbe has sole voting and investment power and (iii) (ii) 10,000 shares of our Common Stock over which Mr. Coburn has sole voting and investment power.  The principal business address for Iroquois Capital Management LLC. and Mr. Silverman and Abbe is 641 Lexington Avenue, 26th Floor, New York, NY 10022.  The principal business address for Mr. Coburn 99 Canal Center Plaza, Suite 220, Alexandria, VA 22314.  The principal business address for Mr. McCollum is PO Box 1611, Providence, RI 02901.

(4)
Information is based on a Schedule 13G filed by FMR LLC and Edward C. Johnson on February 14, 2014.  According to the Schedule 13G, Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 6,546,490 shares of our Common Stock as a result of its serving as investment manager of institutional accounts owning such shares.  Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 6,546,490 shares and sole power to vote or to direct the voting of 6,546,490 shares of our Common Stock owned by the institutional accounts managed by PGATC.

(5)
Consists of (i) 1,180,938 shares of our Common Stock issued on the conversion of 14,762 shares of Series A preferred stock in December 2011, (ii) 236,944 shares our Common Stock held directly by Mr. Goldwasser, (iii) 7,375 shares of our Common Stock held in a individual retirement account for the benefit of Mr. Goldwasser, (iv) 7,375 shares of our Common Stock held in an individual retirement account for the benefit of Mr. Goldwasser’s wife, (v) 13,050, shares of our Common Stock held in trusts for the benefit of Mr. Goldwasser’s children, of which Mr. Goldwasser is the sole Trustee and (vi)1,500,000 shares of our Common Stock issuable upon exercise of vested stock options.

(6)
Consists of shares owned by Powers Private Equity LLC, of which Mr. Powers is a Managing Director.  Mr. Powers may be deemed to own the shares of our Common Stock owned by Powers Private Equity LLC.  Mr. Powers disclaims beneficial ownership of the shares of our Common Stock owned by Powers Private Equity LLC.  The principal business address of Powers Private Equity LLC is 100 W. Putnam Avenue, Greenwich CT 06830.

II-2

IMPORTANT

Tell the Board what you think!  Your vote is important.  No matter how many shares of Common Stock you own, please give Iroquois your proxy FOR the election of the Nominees and in accordance with Iroquois’ recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

●	SIGNING the enclosed [COLOR] proxy card;

●	DATING the enclosed [COLOR] proxy card; and

●	MAILING the enclosed [COLOR] proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed [COLOR] voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Innisfree at the address set forth below.

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022 Stockholders call toll free at (888) 750-5834 Banks and Brokers may call collect at (212) 750-5833

[COLOR] PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 20, 2014

NATIONAL HOLDINGS CORPORATION

2014 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF IROQUOIS MASTER FUND LTD.

THE BOARD OF DIRECTORS OF NATIONAL HOLDINGS CORPORATION
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints [Richard Abbe] and [Joshua Silverman], and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of National Holdings Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Stockholders of the Company scheduled to be held at the offices of Troutman Sanders LLP located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 on ______, _____ __, 2014 at 10:00 a.m., eastern time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Iroquois Master Fund Ltd. (“Iroquois”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, [______] PROPOSAL 2, AND [_____] PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with Iroquois’ solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[COLOR] PROXY CARD

[X] Please mark vote as in this example

IROQUOIS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.  [IROQUOIS MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3].

1.	Iroquois’ proposal to elect Richard Abbe, John G. Coburn and Daniel H. McCollum as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	Richard Abbe John G. Coburn Daniel H. McCollum	[ ]	[ ]	[ ] ________________ ________________

Iroquois does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, Iroquois has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

Iroquois intends to use this proxy to vote (i) “FOR” Messrs. Abbe, Coburn and McCollum and (ii) “FOR” the candidates who have been nominated by the Company to serve as directors, other than __________, __________ and __________, for whom Iroquois is not seeking authority to vote for and will not exercise any such authority.  The names, backgrounds and qualifications of the candidates who have been nominated by the Company, and other information about them, can be found in the Company’s proxy statement.

           Note: If you do not wish for your shares of Common Stock to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares of Common Stock will be voted for the remaining nominee(s).  You may also withhold authority to vote for one or more additional candidates who have been nominated by the Company by writing the name(s) of the nominee(s) below.

_______________________________________

[COLOR] PROXY CARD

2.
Company’s proposal to approve an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of Common Stock of the Company from 150,000,000 shares to 250,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
Company’s proposal to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the Common Stock of the Company at a split ratio of not less than one-for-eight and not more than one-for-twenty, to be effective, if at all, at such time as the Company’s Board shall determine in its sole discretion.

☐ FOR	☐ AGAINST	☐ ABSTAIN

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.